Exhibit 1.1

NILE THERAPEUTICS, INC.

6,500,000 UNITS
EACH CONSISTING OF ONE (1) SHARE OF COMMON STOCK AND
THREE TENTHS (0.3) OF A WARRANT TO PURCHASE COMMON STOCK

UNDERWRITING AGREEMENT

April 21, 2010

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174
As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

Nile Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters listed on Schedule A hereto (the “Underwriters”), for whom Maxim Group LLC is acting as representative (the “Representative”), pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 6,500,000 units (the “Firm Units”), with each unit consisting of: (i) one (1) share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), or 6,500,000 shares in the aggregate, and (ii) three tenths (0.30) of a warrant to purchase one (1) share of Common Stock, or 1,950,000 warrants in the aggregate (the “Warrants”).  The Warrants are being issued pursuant to and shall have the rights and privileges set forth in that certain Warrant Agreement, dated as of the date hereof, between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”).

In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters an option to purchase from the Company up to an additional 975,000 Units (the “Option Units”).  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units.”  The Units, the Common Stock and the Warrants are described in the Prospectus which is referred to below.  The offering of the Units to the public as described herein is referred to as the “Offering.”

In addition, the Company shall, at the Closing (as defined herein) issue to the Representative a warrant, in a form agreed upon by the Representative and the Company (the “Representative’s Warrant”), to purchase up to 390,000 shares of Common Stock (which is 6.0% of the number of shares of Common Stock underlying the Firm Units) at an exercise price of $0.94 per share.  The Representative’s Warrant shall be exercisable during the five (5) year period beginning from commencement of sales pursuant to the final Prospectus Supplement (as defined below).  Such Warrant shall provide for one demand registration at the Company’s expense and an additional demand registration at the warrant holder’s expense, each exercisable for a period of five (5) years beginning on the date of commencement of sales pursuant to the final Prospectus Supplement, and, further, for unlimited piggyback registration rights for a period of seven (7) years from such date.  The Warrant shall be subject to the lock-up provisions of FINRA Rule 5110(g).

Maxim Group LLC
April 21, 2010

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-165167) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Such registration statement has become effective under the Act.

Except where the context otherwise requires, the term “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein (except to the extent the same are superseded by the information contained in the Preliminary Prospectus Supplement or the Prospectus Supplement (each as defined herein) or in any document subsequently filed with the Commission or otherwise made publicly available) and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

Except where the context otherwise requires, “Base Prospectus,” as used herein, means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the preliminary prospectus supplements, dated April 6, 2010 and April 12, 2010, respectively (collectively, the “Preliminary Prospectus Supplement”), and the final prospectus supplement, relating to the Units, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Representative for use by the Underwriters and by dealers in connection with the offering of the Units.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule I attached hereto.  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, as of the Applicable Time, the Base Prospectus, together with any Preliminary Prospectus Supplement, the Permitted Free Writing Prospectuses, if any, and the information set forth on Schedule II attached hereto, taken as a whole.

Maxim Group LLC
April 21, 2010

“Applicable Time,” means 5:30 p.m. (Eastern time) on the date of this Agreement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (each an “Incorporated Document” and collectively, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents (except, in each case, to the extent any Incorporated Document is superseded by the information contained in the Preliminary Prospectus Supplement or the Prospectus Supplement or in any Incorporated Document filed with the Commission or otherwise made publicly available).  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Stock Market is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Representative agree as follows:

1.           Sale and Purchase.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the Underwriters, and the Underwriters agree to purchase from the Company the Firm Units.  The pricing terms of the purchase of the Units by the Underwriters and the pricing and other terms of the offering of the Units to the public (the “Offering”) are as set forth on Schedule II hereto.

(b)           The shares of Common Stock contained in the Units (the “Unit Shares”) and the Warrants will separate immediately following issuance of the Units.  There will be no market for the Units.  The Units, Unit Shares, Warrants, the shares of Common Stock underlying the Warrants (the “Warrant Shares”), the Representative’s Warrant and the shares of Common Stock underlying the Representative’s Warrant are collectively referred to herein as the “Securities.”

Maxim Group LLC
April 21, 2010

(c)           In addition, the Company hereby grants to the Representative the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, upon the exercise of such option by the Representative in its discretion, the Representative shall have the right to purchase from the Company, all or a portion of the Option Units as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Units, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Units.  This option may be exercised by the Representative at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, and the date and time when the Option Units are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

(d)           In addition to selling the Units to the Underwriters at the price set forth in Schedule II hereto and the issuance to the Representative of the Representative’s Warrant, in consideration of the services to be provided for hereunder, the Company shall pay to the Representative or its respective designees, at the Closing, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of the Offering (exclusive of proceeds from the sale of Option Units), less $25,000 previously paid.

(e)           Commencing on the date of commencement of sales pursuant to the final Prospectus Supplement (and expressly conditioned upon the occurrence of the closing of the Offering and in no event if the Offering is terminated), the Company grants to the Representative a six (6) month right of first refusal to act, at a minimum, as a co-manager and/or co-placement agent with at least 20.0% of the economics for any and all future public and private equity offerings as well as any debt offerings of the Company (or any successor to or any subsidiary of the Company) during such six (6)-month period.  The Company shall give prompt written notice of the right of first refusal to the Representative, and the Representative shall be entitled to a 30 day right of first refusal, beginning on the day the Representative receives such written notice from the Company of any subsequent offering, to act as agent or manager for such private placement or public offering.  If such right of first refusal is exercised by the Representative, the terms of any such engagement of the Representative will be separately agreed upon between the Company and the Representative and will be no less favorable to the Company than the engagement the Company negotiated with any applicable third party.

(f)           The Representative reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein  in the event that a determination shall be made by the Financial Industry Regulatory Authority, Inc. (“FINRA”) to the effect that the Underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

Maxim Group LLC
April 21, 2010

2.           Payment and Delivery.

(a)           Payment of the purchase price for the Firm Units shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Units to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Representative (or such accounts for the Underwriters as may be designated by the Representative).  Such payment and delivery shall be made at 10:00 A.M., New York time, on April 27, 2010 (the “Closing Date”) (unless another time shall be agreed to by the Representative and the Company).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.”  Electronic transfer of the Firm Units shall be made as directed by the Representative at the Time of Purchase in such names and in such denominations as the Representative shall specify.

(b)           Payment of the purchase price for the Option Units shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Units.  Electronic transfer of the Firm Units shall be made as directed by the Representative at the Time of Purchase in such names and in such denominations as the Representative shall specify.  The Time of Purchase and the Additional Time of Purchase are sometimes referred to herein as the “Closing Dates.”

(c)           Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Ellenoff Grossman & Schole LLP, counsel for the Representative, located at 150 East 42nd Street, New York, at 10:00 A.M., New York time, on the date of the closing of the purchase of the Units, or may be undertaken remotely by electronic delivery of documents.

3.           Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each Underwriter that:

(a)           Registration Statement and Prospectus.  (i)  The Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(ii)           (A) The Registration Statement complied as of the time it was filed with the Commission and as of the Effective Time, and, as amended or supplemented, will comply, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, at the time it was filed and at the Effective Time, and will not, as amended or supplemented, at the Time of Purchase and the Additional Time of Purchase, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

Maxim Group LLC
April 21, 2010

(B)           the Base Prospectus complied as of its date and the date it was filed with the Commission, complies as of the date hereof, and will comply, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act and each Prospectus Supplement will comply, as of its date, the date it is filed with the Commission, the Applicable Time, the Time of Purchase and the Additional Time of Purchase, as the case may be, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act);

(C)           the Disclosure Package did not, as of the Applicable Time, and will not as of the Time of Purchase and the Additional Time of Purchase, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(D)           at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase, the Additional Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(E)           each Permitted Free Writing Prospectus as of its issue date and at all subsequent times through the Time of Purchase and at the Additional Time of Purchase, as the case may be, does not conflict with the information contained in the Registration Statement, the Disclosure Package or Prospectus;

provided, however, that the Company makes no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning the Underwriters or any Underwriter and furnished in writing by the Representative or any Underwriter to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(g) hereof; each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and, at the time such document was filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Maxim Group LLC
April 21, 2010

(b)           Distributed Materials; Not an Ineligible Issuer.  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Base Prospectus, the Preliminary Prospectus Supplement and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); neither the Company nor any Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is currently eligible to use Form S-3 pursuant to General Instruction I.B.6. of Form S-3.

(c)           Capitalization.  As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus, and, as of the Time of Purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Disclosure Package and the Prospectus and the grant of options under existing stock option plans described in the Disclosure Package and the Prospectus); and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  The Unit Shares, Warrants and Warrant Shares have been admitted and authorized for trading on the NASDAQ Capital Market, subject to official notice of issuance.

Maxim Group LLC
April 21, 2010

(d)           Due Incorporation.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver each of this Agreement, the Warrant Agreement and the Representative’s Warrant and each document, certificate and instrument called for hereunder and thereunder (the “Transaction Documents”) and to issue, sell and deliver the Securities as contemplated herein.

(e)           Foreign Qualifications.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect on the business, properties, prospects (as such prospects are set forth in the Registration Statement, the Disclosure Package and the Prospectus), financial condition or results of operations of the Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ Capital Market (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(f)           Subsidiaries.  The Company has no subsidiaries (as defined under the Act).  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charter and the bylaws of the Company and all amendments thereto have been made available to the Representative, and no changes therein will be made on or after the date hereof through and including the Time of Purchase and the Additional Time of Purchase, as the case may be; the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act.

(g)           Authorization, Issuance.  The Company has the corporate power and authority to enter into each Transaction Document and to authorize, issue and sell each of the Securities as contemplated by this Agreement and under the terms of the Transaction Documents.  All corporate action required to be taken by the Company for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.  The shares of Common Stock which are a part of the Securities, when issued and delivered against payment therefor as provided for in the Transaction Documents, will be free (except as provided for in the Representative’s Warrant) of any restriction upon the transfer or voting thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

Maxim Group LLC
April 21, 2010

(h)           Description of Capital Stock.  The capital stock of the Company, including the Common Stock and Warrants included as part of the Units, conforms in all material respects to each description thereof contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(i)           Due Authorization.  Each Transaction Document has been duly authorized, executed and delivered by the Company and constitutes (or will, when delivered, constitute) the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(j)           No Violation.  The Company is not in breach or violation of or in default under (nor has any event occurred which would constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market), or (E) any decree, judgment or order applicable to it or any of its properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)           No Conflict.  The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market), or (E) any decree, judgment or order applicable to the Company or any of their respective properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Maxim Group LLC
April 21, 2010

(l)           No Consents Required.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (including, without limitation, those promulgated by the FDA or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Units or the consummation by the Company of the transactions contemplated the Transaction Documents, other than (i) registration of the Securities under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iii) the listing of the Unit Shares and the Warrants on the NASDAQ Capital Market or (iv) under the Conduct Rules of FINRA.

(m)           No Rights.  Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Units, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of, or other equity interests or securities in, the Company, or to include any such shares or interests or securities in the Registration Statement or the offering contemplated thereby.

(n)           Permits.  The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses (including, without limitation, those from the FDA and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA), except where the failure to have or obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Maxim Group LLC
April 21, 2010

(o)           Legal Proceedings.  There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or, to the Company’s knowledge, any of its respective directors or officers is or would be a party or of which any of its respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Capital Market), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Independent Accountants.  Crowe Horwath LLP, whose report on the financial statements of the Company is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accountant with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board and to the best of the Company’s knowledge is registered as such.

(q)           Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Company as of the dates indicated thereon and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified thereon have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be expressly stated in the related notes thereto; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are accurately and fairly presented in all material respects and have been prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

Maxim Group LLC
April 21, 2010

(r)           Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement or relating to the transactions contemplated by this Agreement, there has not been (i) any event or occurrence that has resulted in a material adverse change in the business, properties, prospects (as such prospects are set forth in the Registration Statement, the Disclosure Package and the Prospectus), management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock of the Company, except for the issuance of stock pursuant to the exercise of stock options or warrants outstanding, or pursuant to the incentive plans of the Company in effect, in each case, as of the dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(s)           Lock-Ups.  The Company has obtained for the benefit of the Representative the agreement, in the form set forth as Exhibit A hereto, of certain of its shareholders and each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) listed on Schedule III hereto (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”).

(t)           Not an Investment Company.  The Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will be, and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)           Not a Holding Company.  The Company is not and, after giving effect to the offering and sale of the Units, nor will it be a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(v)           Good Title to Property.  The Company has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases.

Maxim Group LLC
April 21, 2010

(w)           Material Contracts.  Each material contract, agreement and license listed as an exhibit to, described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus to which the Company is bound is legal, valid, binding, enforceable and in full force and effect against the Company, and to the Company’s knowledge, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies.  Neither the Company, nor to the Company’s knowledge, any other party is in material breach or default with respect to any such contract, agreement and license.  To the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  No party has repudiated any material provision of any such contract, agreement or license.

(x)           Intellectual Property.  The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which are necessary for the conduct of its businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”); there are no third parties who have, to the Company’s knowledge, rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which is licensed to the Company and the license rights of any third parties to which the Intellectual Property is licensed; to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and except as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Company has complied in all material respects with the terms of each material agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; to the knowledge of the Company, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and the Company has fully performed under each Intellectual Property license or agreement to which the Company is a party, including, without limitation, the Company’s license agreements with the Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation (the “Mayo Agreements”).  The Company has not taken, or failed to take, any action act which would constitute a breach or default under the Mayo Agreements.

Maxim Group LLC
April 21, 2010

(y)           Labor Matters.  The Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, any provision of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) or the WARN Act’s state, foreign or local equivalent, or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company; the Company is in compliance with all presently applicable provisions of ERISA, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) to which the Company contributes or which the Company maintains; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z)           Compliance with Environmental Laws.  Except as disclosed in the Disclosure Package and the Prospectus, the Company and its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to materially interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order and (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

Maxim Group LLC
April 21, 2010

(aa)           Taxes.  All tax returns required to be filed by the Company have been timely filed (or are subject to requested extension which has not yet expired), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(bb)           Insurance.  The Company maintains insurance covering its properties, operations, personnel and businesses as is reasonable and prudent for companies engaged in similar activities and as required by its material contracts including, without limitation, the Mayo Agreements; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and at the Additional Time of Purchase, as the case may be; the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(cc)           Termination of Contracts.  Except as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements to which the Company is a party referred to or described in the Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, except for such terminations or non-renewals which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Maxim Group LLC
April 21, 2010

(dd)           Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)           Disclosure Controls; Sarbanes-Oxley Act.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; to the Company’s knowledge, the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct in all material respects; the Company and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ Capital Market promulgated thereunder.

(ff)           Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

Maxim Group LLC
April 21, 2010

(gg)           Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(hh)           Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the Company’s knowledge, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(ii)           Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj)           OFAC.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Units contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)           Preemptive Rights.  The issuance and sale of the Units as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(ll)           Nasdaq; Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, the Common Stock is listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.  The Warrants and the Warrant Shares have been approved for listing on the NASDAQ Capital Market, subject to notice of issuance.

Maxim Group LLC
April 21, 2010

(mm)          Brokers Fees.  Except as provided for in this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus.

(nn)           No Price Stabilization.  Neither the Company nor, to the Company’s knowledge, any of its directors, officers or any of their affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(oo)           Corporate Records.  The minute books of the Company, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nominating and Corporate Governance Committees) and stockholders of the Company (collectively, the “Corporate Records”), through the date of the latest meeting and action have been made available to the Representative and counsel for the Representative.  All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.  There are no material transactions, agreements or other actions that have been consummated by the Company that are not properly approved and/or recorded in the Corporate Records of the Company.

(pp)           Federal Reserve Board.  The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Units will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Units to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(qq)           Rating Organization.  As of the date of this Agreement there were, and as of the Time of Purchase and the Additional Time of Purchase, as the case may be, there will be no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act.

(rr)           FINRA Affiliations.  To the Company’s knowledge, other than with respect to Riverbank Capital Securities, Inc., there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

Maxim Group LLC
April 21, 2010

(ss)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described therein.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Disclosure Package and the Prospectus. The Company has not, in violation of the Sarbanes Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(tt)           Clinical Studies.

(i)           All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company are or have been adequately described in the Registration Statement, the Disclosure Package and the Prospectus in all material respects.  To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (“EMEA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(ii)           Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the EMEA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (1) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (2) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

Maxim Group LLC
April 21, 2010

(uu)           Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since September 17, 2007, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(vv)           In addition, any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Representative in connection with the offering of the Units contemplated hereby shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

(ww)          As used in this Agreement, the term “to the Company’s knowledge” (or similar language) shall mean the knowledge of the officers and directors of the Company as of the date hereof, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company).

4.           Certain Covenants of the Company.  The Company covenants and agrees with the Underwriters as follows:

(a)           Reporting Obligations; Exchange Act Compliance.  The Company will (i) file each Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable under the Act, (ii) file any “free writing prospectus” to the extent required by Rule 433 under the Act, if applicable (“Free Writing Prospectus”), (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Free Writing Prospectus, if any, (to the extent not previously delivered) to the Representative prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriters shall reasonably request.

(b)           Abbreviated Registration Statement.  If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Act.

Maxim Group LLC
April 21, 2010

(c)           Amendments or Supplements.  The Company will not, during the Prospectus Delivery Period in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have reasonably objected thereto in good faith.

(d)           Free Writing Prospectuses.  The Company will (i) not make and has not made any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act other than a Permitted Free Writing Prospectus; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Permitted Free Writing Prospectus(es) included in Schedule I hereto; (ii) treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”; (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any “issuer free writing prospectus”, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will use its commercially reasonable efforts to satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(e)           Electronic Prospectus.  The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) business day from the effective date of this Agreement, an electronic prospectus to be used by the Underwriters in connection with the Offering.  As used herein, the term “Electronic Prospectus” means a form of final prospectus supplement, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

Maxim Group LLC
April 21, 2010

(f)           Notice to Representative.  The Company will notify the Representative promptly, and will, if requested, confirm such notification in writing: (i) the receipt of any comments of, or requests for additional information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective, but only during the Prospectus Delivery Period; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or any order preventing or suspending the use of any Prospectus Supplement, the  Disclosure Package or the Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, but only during the Prospectus Delivery Period; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Unit Shares or the Warrants from the Nasdaq Stock Market, or the initiation or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(g)           Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an investor, not misleading, or if, in the opinion of counsel for the Representative, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an investor in the offering contemplated hereby, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus relating to the Units or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Maxim Group LLC
April 21, 2010

(h)           Delivery of Copies.  The Company will deliver promptly to the Underwriters and counsel to the Representative such number of the following documents as the Underwriters shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of the Preliminary Prospectus Supplement and any Permitted Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (and any amendments or supplements thereto), (iii) any document incorporated by reference in the Disclosure Package or the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Act.

(i)           Earnings Statement.  As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Representative, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(j)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Units in the manner set forth in the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k)           Public Communications.  Prior to the Closing Date and the closing of the purchase of the Option Units, if any, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of the Company, or the offering of the Units, without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law, in which case the Company shall use its commercially reasonable best efforts to allow the Representative reasonable time to comment on such release or other communication in advance of such issuance.

Maxim Group LLC
April 21, 2010

(l)           Lock-Up Period.  Except as disclosed in the Disclosure Package, for a period of 90 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (other than any required post-effective amendments to the Registration Statement) or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), other than (i) the Units and Warrants to be sold hereunder, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Representative’s Warrant; (ii) the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans described in the Disclosure Package and the Prospectus; (iii) issuances of shares of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (iv) the issuance by the Company of any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 4(k); or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(m)           Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units.

(n)           Transfer Agent.  The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

Maxim Group LLC
April 21, 2010

(o)           Investment Company Act.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(p)           Sarbanes-Oxley Act.  For a period of 2 years from the date hereof, the Company will comply with all effective and applicable provisions of the Sarbanes Oxley Act.

(q)           Periodic Reports.  For a period of 2 years from the date hereof, the Company will file with the Commission such periodic and special reports as required by the Act.

(r)           NASDAQ Capital Market. The Company will use its commercially reasonable best efforts to obtain approval for, and maintain the listing of the Unit Shares and the Warrants on the NASDAQ Capital Market for so long as the Common Stock is listed thereon.

(s)           Stale Registration Statement.  If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to the Representative; the Company shall use its commercially reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Representative of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Registration Statement, the Disclosure Package and the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.

(t)           Expenses.  The Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, each Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii)  the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Securities (as applicable) on any securities exchange or qualification of the Securities (as applicable) for listing on the NASDAQ Capital Market, (v) any COBRADesk filing fee incurred in connection with submitting the terms of the public offering of the Units for review by FINRA, (vi) the fees and disbursements of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company, and 50% of the cost of any aircraft chartered in connection with the road show (provided, that the prior approval of the Company is obtained prior to the chartering of any such aircraft), (viii) the fees and other disbursements described in Section 5 hereof and (x) the performance of the Company’s other obligations hereunder.

Maxim Group LLC
April 21, 2010

5.           Reimbursement of the Representative’s Expenses Upon Termination.  Promptly upon the termination of this Agreement or upon Representative’s request if the Units are not delivered for any reason (in either case, except in the case any default by the Representative or any of the Underwriters to purchase and deliver the Firm Units under this Agreement), the Company shall, in addition to paying any expenses that it is otherwise required to pay, reimburse the Underwriters for up to $10,000 of their actual accountable out-of-pocket expenses.

6.           Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           Company Counsel Legal Opinion.  The Company shall furnish to the Representative at the Time of Purchase and at the Additional Time of Purchase, as the case may be: (i) an opinion letter of Fredrikson & Byron, P.A., counsel for the Company, in customary form and substance reasonably satisfactory to the Representative and (ii) a letter of Dickstein Shapiro LLP, intellectual property counsel to the Company, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, with respect to the statements in the Disclosure Package regarding the Intellectual Property of the Company.

(b)           Comfort Letter.  The Representative shall have received from Crowe Horwath LLP letters dated, respectively, the date of the Prospectus Supplement, the Time of Purchase and the Additional Time of Purchase, as the case may be, and addressed to the Representative in the forms reasonably satisfactory to the Representative, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(c)           Objection of Representative.  No prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Representative shall have reasonably objected in writing.

(d)           Filings with the Commission.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

Maxim Group LLC
April 21, 2010

(e)           No Stop Orders.  Prior to and at the Time of Purchase and at the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Prospectus nor amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) neither the Disclosure Package nor any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)           No Material Adverse Change.  (i)  Prior to each of the Closings, as applicable, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement, the Disclosure Package and the Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(ii)           There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE Amex or the NASDAQ Capital Market or the establishing on such exchanges by the SEC or by such exchanges of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market or the establishing on such market by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or material escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in the Representative’s sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Representative’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Units or the Option Units, as applicable, in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

Maxim Group LLC
April 21, 2010

(g)           Officers’ Certificate.  The Company shall have, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, delivered to the Representative a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the Time of Purchase and the Additional Time of Purchase, as the case may be, in the form attached as Exhibit B hereto.

(h)           Secretary’s Certificate.  The Company shall have, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, delivered to the Representative a certificate of its Secretary, dated the Time of Purchase and the Additional Time of Purchase, as the case may be, in the form attached as Exhibit C hereto.

(i)           Lock-Up.  The Representative shall have received each of the signed Lock-Up Agreements referred to in Section 3(s) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Time of Purchase and at the Additional Time of Purchase, as the case may be.

(j)           Company Corporate Documents.  The Company shall have, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, delivered to the Representative a certificate evidencing the incorporation and good standing of the Company in the state of Delaware issued by the Secretary of State of the state of Delaware, dated as of a date within five calendar days of the Time of Purchase and Additional Time of Purchase, as the case may be.

(k)           Foreign Qualifications.  The Company shall have, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, delivered to the Representative a certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, dated as of a date within five calendar days of the Time of Purchase and Additional Time of Purchase, as the case may be.

(l)           Certified Charter.  The Company shall have delivered to the Representative at the Time of Purchase and at the Additional Time of Purchase, as the case may be, a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of the state of Delaware within five calendar days of the Time of Purchase and Additional Time of Purchase, as the case may be.

(m)           Additional Documents.  The Company shall have furnished to the Representative such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase and the Additional Time of Purchase, as the case may be, as the Representative may reasonably request.

Maxim Group LLC
April 21, 2010

(n)           NASDAQ Capital Market Listing.  An application shall have been filed with the NASDAQ Capital Market to list the Unit Shares, the Warrants and the Warrant Shares on the NASDAQ Capital Market, and the Company shall not have received notification from the NASDAQ Capital Market that the Unit Shares, the Warrants and the Warrant Shares will not be approved for listing on the NASDAQ Capital Market.

(o)           No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p)           Other Filings with the Commission.  The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

7.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective when the parties hereto have executed and delivered manually signed counterparts to this Agreement.

(b)           The obligations of the Representative hereunder shall be subject to termination in the absolute discretion of the Representative, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company, the effect of which change or development is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or the NYSE Amex; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(c)           If the Representative elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

Maxim Group LLC
April 21, 2010

(d)           If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(s), 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8.           Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective partners, directors and officers, any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, each such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by the Representative or such Underwriter to the Company expressly for use in (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(g)), the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Base Prospectus, each Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by the Representative or such Underwriter to the Company expressly for use in (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(g)), such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any material agreement or covenant contained herein or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided to potential investors by or with the approval of the Company or based upon written information furnished by or on behalf of the Company with its approval including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) or in connection with the marketing of the Units.

Maxim Group LLC
April 21, 2010

(b)           Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees, agents and representatives, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by the Representative or such Underwriter to the Company expressly for use in (it being understood and agreed that the only such information furnished by the Representative or such Underwriter consists of the information described as such in Section 8(g)), the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by the Representative or such Underwriter to the Company expressly for use in (it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(g)), a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

Maxim Group LLC
April 21, 2010

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or any Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such consent not to be unreasonably withheld, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Maxim Group LLC
April 21, 2010

(d)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters (it being understood and agreed that the only such information supplied by an Underwriter consists of the information described as such in Section 8(g)) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 8, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, their partners, directors or officers or any person (including each partner, director or officer of such person) who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.  The Company and the Underwriters agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

Maxim Group LLC
April 21, 2010

(g)           The Representative, on behalf of itself and each Underwriter, confirms, and the Company acknowledges, that: (i) the names of the Underwriters appearing in the Prospectus Supplement; (ii) the statements with respect to the public offering of the Units by the Underwriters set forth in the fourth paragraph under the subheading “Nature of Underwriting Commitment” of the section of the Prospectus Supplement entitled “Underwriting”; (iii) the statements set forth under the subheading “Stabilization” of the section of the Prospectus Supplement entitled “Underwriting”; and (iv) the statements set forth under the subheading “Foreign Regulatory Restrictions on Purchase of Units” of the section of the Prospectus Supplement entitled “Underwriting” constitute the only information concerning the Underwriters and furnished in writing or otherwise supplied by the Underwriters to the Company expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus.

9.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile transmission and, if to the Underwriters, shall be sufficient in all respects if delivered or sent Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174; Attention: Clifford A. Teller, Executive Managing Director - Investment Banking (fax no.: (212) 895-3783), with a copy (for informational purposes only) to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017, Attention: Barry I. Grossman, Esq. (fax no.: (212) 370-7889); and if to the Company, shall be sufficient in all respects if delivered or sent to Nile Therapeutics, Inc., 4 West 4th Ave. Suite 400, San Mateo, California, Attention: Joshua A. Kazam (fax no.: (212) 871-7899), with a copy (for informational purposes only) to Fredrikson & Byron, P.A., 200 South 6th Street, Suite 4000, Minneapolis, MN  55402, Attention: Christopher Melsha, Esq. (fax no.: (612) 492-7077).

10.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company or is or may be subject, by suit upon such judgment.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE BASE PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND THE DISCLOSURE PACKAGE.

Maxim Group LLC
April 21, 2010

12.           Entire Agreement.  This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

13.           Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section 8, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriter in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Maxim Group LLC
April 21, 2010

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.  Delivery of a signed counterpart of this Agreement by facsimile or e-mail/.pdf transmission shall constitute valid and sufficient delivery thereof, and any counterpart so delivered shall be binding and valid as if an original.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[Signature Page Follows]

Maxim Group LLC
April 21, 2010

If the foregoing correctly sets forth the understanding among the Company and the Representative, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Representative’s acceptance shall constitute a binding agreement among the Company and the Representative.

Very truly yours, NILE THERAPEUTICS, INC.

By:	/s/ Joshua A. Kazam
Name: Joshua A. Kazam
Title: President and Chief Executive Officer

Accepted and agreed to as of the
date first above written:

MAXIM GROUP LLC, on behalf of itself
and as representative of the several Underwriters

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Director of Investment Banking

SCHEDULE A

Underwriters

Underwriter	Total Number of Firm Units to be Purchased	Number of Option Units to be Purchased if Option is Fully Exercised
Maxim Group LLC	5,200,000	975,000
Ladenburg Thalmann & Co. Inc.	1,300,000	0
TOTAL	6,500,000	975,000

SCHEDULE I

PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE II

PRICING AND WARRANT INFORMATION

Number of Units to be Sold: 6,500,000

Public Offering Price: $0.70 per Unit

Underwriting Discount:  $0.063 per Unit

Proceeds to Company (before expenses): $0.637 per Unit

Warrant Strike Price: $0.94 per share

Warrant Expiration: April 21, 2015

Warrant Call: Upon 30 days notice to the Warrantholders, the Company may redeem the Warrants for $0.01 upon 30 days’ written notice at any time after the closing price of the Common Stock has exceeded $3.00 for any 20 out of 30 consecutive trading days.

SCHEDULE III

LIST OF OFFICERS, DIRECTORS AND STOCKHOLDERS
EXECUTING LOCK-UP AGREEMENTS

Joshua A. Kazam
Daron Evans
Hsiao Lieu, M.D.
Arie S. Belldegrun, M.D.
Pedro Granadillo
Peter M. Kash
Frank Litvack, M.D.
Paul A. Mieyal, Ph.D.
Gregory W. Schafer
David M. Tanen
Wexford Capital LP

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[_______], 2010

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Nile Therapeutics, Inc., a Delaware corporation (the “Company”), and Maxim Group LLC, as representative of the several underwriters (the “Representative”), with respect to the public offering (the “Offering”) of units (the “Units”), with each Unit consisting of [•] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and [•] warrant(s) to purchase Common Stock (the “Warrants”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock, Units, Warrants or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, Units, Warrants or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing paragraph shall not apply to (a) the registration of the offer and sale of the Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (d) transfers of Common Stock or securities convertible into Common Stock on death by will or intestacy, (e) sales or transfers of Common Stock solely in connection with the “cashless” exercise of Company stock options outstanding on the date hereof for the purpose of exercising such stock options (provided that any remaining Common Stock received upon such exercise will be subject to the restrictions provided for in this Lock-Up Agreement), (f) sales or transfers of Common Stock or securities convertible into Common Stock pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act, (g) sales or transfers of Common Stock or securities convertible into Common Stock pursuant to any order of, or settlement agreement not involving any public sale of such shares or securities, approved by, any court of competent jurisdiction, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, or (h) sales or transfers of Common Stock or securities convertible into Common Stock (1) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company so long as the transfer is not for value, (2) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation, or (3) if the undersigned is a venture capital fund, private equity fund or other similar investment fund, to the undersigned’s partners or other holders of equity interests in the undersigned pro rata based upon their respective interests so long as the transfer is not for value, provided that any such transferee referred to in this clause (h) agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement.  In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Lock-Up Agreement is terminated in accordance with its terms.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with Section 9 of the Underwriting Agreement) to the Representative a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 5111(f)(4) of FINRA.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

If (i) the Company notifies the undersigned in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) the closing of the Offering does not occur prior to thirty (30) days from the date of this Lock-Up Agreement or (iv) for any reason the Underwriting Agreement shall be terminated prior to the Time of Purchase (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Name:
Title:

EXHIBIT B

FORM OF OFFICERS’ CERTIFICATE

Each of the undersigned, Joshua A. Kazam, President and Chief Executive Officer of Nile Therapeutics, Inc., a Delaware corporation (the “Company”), and Daron Evans, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify on behalf of the Company pursuant to Section 6(g) of that certain Underwriting Agreement dated _____________2010 (the “Underwriting Agreement”) between the Company and Maxim Group LLC that as of the date hereof:

1.	He has reviewed the Registration Statement, the Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus.

2.
The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the hereof and as if made on the date hereof.

3.	The Company has performed in all material respects all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (f) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this ___ day of _____, 2010.

Name:Joshua A. Kazam Title:President and Chief Executive Officer

Name:Daron Evans Title:Chief Financial Officer

B-1

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

I, Daron Evans, in my capacity as Chief Financial Officer of Nile Therapeutics, Inc., a Delaware corporation (the “Company”), do hereby certify on behalf of the Company that:

1.
Attached hereto as Annex A is a full, true and correct copy of the Certificate of Incorporation of the Company and each amendment thereto since the date thereof (the “Certificate”) as in full force and effect on the date hereof.  Except as provided in the Certificate, no amendment to the Certificate has been approved by the Board of Directors of the Company (the “Board”) or stockholders of the Company to effect or authorize any further amendment or modification thereto or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

2.	Attached hereto as Annex B is a full, true and correct copy of the By-laws of the Company as in full force and effect on the date hereof.

3.
Attached hereto as Annexes C-1, C-2 and C-3 are full, true and correct copies of resolutions duly adopted by (i) the Board on _________ with respect to the filing of the Registration Statement (as defined below), (ii) the Board on _________ with respect to the transactions contemplated by the Underwriting Agreement; and (iii) the Pricing Committee of the Board on _____________.  Such resolutions have not been amended, rescinded, or modified since their adoption and remain in full force and effect as of the date hereof, and are the only resolutions adopted by the Board or by any committee of or designated by the Board or the Pricing Committee relating to the authorization and ratification of all necessary corporate action, as the case may be, taken and to be taken by the Company in connection with the Registration Statement on Form S-3 (File No. 333-165167) (the “Registration Statement”), the Underwriting Agreement dated ______________, 2010 (the “Underwriting Agreement”), between the Company and Maxim Group LLC, and the transactions contemplated by the Underwriting Agreement.

4.
The Underwriting Agreement, as executed and delivered by the Company, is substantially in the form approved by the Board (or a duly authorized committee of the Board) [at a duly held meeting][by unanimous written consent].

5.
Each person who, as a director or officer of the Company or as attorney-in-fact of a director or officer of the Company, signed (i) the Registration Statement, including any amendments thereto (the “Amendments”), (ii) the Underwriting Agreement, or (iii) any other document delivered in connection with the sale and offering of the Units (as defined in the Underwriting Agreement) and the closing related thereto was duly elected or appointed, qualified and acting as such director or officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such director or officer.

C-1

6.	Ellenoff Grossman and Schole LLP and Fredrikson & Byron, P.A. are entitled to rely on this certificate in connection with the opinion each firm is rendering pursuant to the Underwriting Agreement.

IN WITNESS WHEREOF, I have signed this certificate by and on behalf of the Company this the __ day of _________, 2010.

Daron Evans Chief Financial Officer

I, Joshua A. Kazam, President and Chief Executive Officer of the Company, do hereby certify that Daron Evans is the duly elected, qualified and acting Chief Financial Officer, and the signature set forth above is his true and genuine signature.

Joshua A. Kazam President and Chief Executive Officer

C-2